Exhibit 4.31

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE LIMINAL BIOSCIENCES INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO LIMINAL BIOSCIENCES INC. IF PUBLICLY DISCLOSED.

Amendment No.1
to

Plasma Purchase Agreement

This Amendment No. 1 to the plasma purchase agreement (the “Amendment”), effective December 31, 2018 (the “Effective Date”), is

by and between:	Prometic Plasma Resources Inc., a corporation existing under the laws of Canada, having its registered office at 440 Blvd. Armand-Frappier, Suite 300, Laval, Québec, Canada, H7V 4B4;
(hereinafter referred to as “Prometic”)
and:	Grifols Worldwide Operations Limited, a corporation having a place of business at Grange Castle Business Park, Grange Castle, Clondalkin, Dublin 22, Ireland (“Grifols”),
(hereinafter referred to as “GWWO”)

Whereas, Prometic and Biotest Pharmaceuticals Corporation (“BPC”) entered into that certain Plasma Purchase Agreement, effective June 26, 2017 (the “Agreement”), which BPC assigned to GWWO on December 10, 2018;

Whereas the Parties now wish to amend the Agreement regarding the Annual Quality of Plasma and Plasma Price, as set forth in this Amendment.

Now, therefore, in consideration of the premises and covenants contained in this Amendment, the Parties hereby agree as follows:

1.	Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed thereto in the Agreement.
2.	The Annual Quantity of Plasma that shall be [***], is hereby deleted and replaced by the following:

[***].

3.	Schedule 2, entitled, “Plasma Price” is hereby deleted and replaced with a new attached Schedule 2.
4.	The preamble hereof and the schedule attached hereto form an integral part of this Amendment. Except as amended by this Amendment, the terms of the Agreement shall remain in full force and effect.
5.

This Amendment may be executed in one or more counterparts by the parties by signature of a person having authority to bind the party, which may be by facsimile signature or electronic signature (i.e. signed PDF), each of which when executed and delivered, by facsimile transmission, by electronic mail or by mail delivery, will be an original and all of which will constitute but one and the same agreement.

In witness whereof, the Parties have, by duly authorized persons, executed this Amendment as of the Effective Date.

Prometic Plasma Resources Inc. by its duly authorized representative, as he so declares Per: /s/ Patrick Sartore Name: Patrick Sartore Title: Secretary	Grifols WORLDWIDE Operations Limited by its duly authorized representative, as he so declares Per: /s/ Albert Grifols Coma-Cros Name: Albert Grifols Coma-Cros Title: President GWWO